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                                                                   Exhibit 23(a)



Report of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into BB&T Corporation's previously filed Registration Statement File Nos. 33-52367, 33-57865, 33-57867 and 333-03989
filed on Form S-8 and Registration Statement File Nos. 33-57859, 33-57861, 33-57871 and 333-02899 filed on Form S-3.




Charlotte, North Carolina,
  March 17, 1998.